UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 16, 2023

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913

(Address of principal executive offices)(Zip Code)

239-226-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2023 (the “Transition Date”), Perry Del Vecchio resigned as the Chief Financial Officer of Alico, Inc. (the “Company”), effective immediately. On the Transition Date, in connection with Mr. Del Vecchio’s resignation, the Company’s Board of Directors appointed Bradley Heine as the Company’s new Chief Financial Officer, effective immediately (the “Chief Financial

Officer Transition”). Mr. Heine will succeed Mr. Del Vecchio as the principal financial officer and principal accounting officer as of the Transition Date. Following the Transition Date, Mr. Del Vecchio will continue to serve as an employee of the Company through September 1, 2023 (the “Date of Termination”).

Mr. Heine, age 52, most recently served as Senior Vice President - Corporate Controller of Wejo Group Limited, a provider of cloud and software analytics for connected, electric, and autonomous mobility, from August, 2021 to July, 2023. Prior to that, Mr. Heine served as Vice President - Accounting at IAC InterActive Corp, a holding company comprised of media and internet companies, from December, 2019 to August, 2021, and in various positions of increasing seniority at Avis Budget Group Inc., a rental car company, from September, 2007 to October, 2019. Mr. Heine is a Certified Public Accountant who began his career as an auditor with Deloitte & Touche. He earned a BBA in public accounting from Pace University and a MBA in Finance from Rutgers University.

In connection with the Chief Financial Officer Transition, the Company has entered into an employment agreement with Mr. Heine, dated August 16, 2023 (the “Employment Agreement”). The Employment Agreement provides that Mr. Heine will commence serving as Chief Financial Officer with an initial term commencing on the Transition Date and ending on September 30, 2025, subject to extension and termination pursuant to the provisions of the Employment Agreement (the “Term”). Pursuant to the Employment Agreement, Mr. Heine’s annual base salary will be $275,000 and for each fiscal year of the Company during the Term beginning in the 2023 fiscal year, Mr. Heine shall be eligible for an annual incentive compensation award based upon individual and Company performance objectives, with an annual target opportunity of 40% his annual base salary. The Employment Agreement also includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a nondisparagement covenant, and 12-month post-termination noncompetition and customer and employee nonsolicitation covenants.

In addition, in connection with the Chief Financial Officer Transition, in consideration for Mr. Del Vecchio’s execution, delivery, and non-revocation of a release of claims, Mr. Del Vecchio will receive a lump sum payment of $60,000, and the 747 restricted shares of Company common stock granted to Mr. Del Vecchio as a sign-on grant shall vest fully and immediately upon the Date of Termination.

The foregoing summary of the terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 16, 2023, the Company issued a press release announcing the Chief Financial Officer Transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Alico, Inc. and Bradley Heine, effective August 16, 2023

99.1	Press Release of the Company, dated August 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2023	ALICO, INC.

	By:	/s/ John E. Kiernan

John E. Kiernan
President and Chief Executive Officer